Exhibit 10.3


      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 25, 2002, BY AND AMONG THE COMPANY, THE COLLATERAL AGENT AND THE PURCHASER PARTY THERETO AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

               14.26% SERIES B SECURED NOTE DUE JANUARY 24, 2009.

No. 1                                                           $19,500,000.00


                                   NEWCUP, LLC

promises to pay to JEFFERIES & COMPANY, INC.

or registered assigns,

the principal sum of NINETEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($19,500,000.00)

Dollars on January 24, 2009

Interest Payment Dates:       March 31, June 30, September 30, December 31

Record Dates:                 March 15, June 15, September 15, December 15




Date:  January 25, 2002                NEWCUP, LLC,
                                       a Delaware limited liability company
                                       by: Cupcorp, Inc., a Delaware corporation
                                       its sole manager



                                       By: /s/ Mark Attanasio
                                          ----------------------
                                       Name:  Mark Attanasio
                                       Title: President


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

                14.26% SERIES B SECURED NOTE DUE JANUARY 24, 2009
                              (THE "SERIES B NOTE")


      Capitalized terms used herein shall have the meanings ascribed to them in the Agreement (as defined below) unless otherwise indicated.

      1. INTEREST. NEWCUP, LLC, a Delaware limited liability company (the "Company"), promises to pay interest on the principal amount of this Series B Note at 14.26% per annum from January 25, 2002 until maturity. The Company will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Series B Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be March 31, 2002. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on all due and unpaid amounts outstanding under the Series B Notes (including overdue installments of principal, premium, if any, or interest), from time to time on demand at a rate equal to 2% per annum in excess of the interest rate otherwise specified in this Series B Note, compounded quarterly, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Notwithstanding the foregoing, with respect to any Interest Payment Date other than the Interest Payment Date occurring March 31, 2004 (the "Mandatory Cash Pay Date") or any Interest Payment Date occurring after December 31, 2006, the Company may defer the interest hereunder due on such Interest Payment Date (each calendar quarter or portion thereof ending on any Interest Payment Date on which the Company elects to defer the interest due on this Note as permitted hereunder is referred to herein as a "PIK Quarter") and such deferred interest, computed at the rate per annum set forth in clause (ii) next following (the "PIK Interest"), shall become a part of the principal due hereunder as of the Interest Payment Date such interest became due, shall earn interest as provided hereunder and shall be due and payable on March 31, 2007 unless the amounts due hereunder are accelerated pursuant to the terms of the Agreement prior to maturity; provided that (i) the Company notifies each Holder in writing of its election to defer the interest due on any Interest Payment Date at least five days prior to such Interest Payment Date, (ii) interest shall be deemed to have accrued at a rate of 15.26% per annum during each PIK Quarter and (iii) the total number of PIK Quarters after the earlier of (a) the first Interest Payment Date in which interest is paid in cash or (b) the Mandatory Cash Pay Date (the earlier of the foregoing clauses (a) and (b) is referred to herein as the "Cash Pay Date"), shall not exceed the lesser of (x) eight (8) minus the number of PIK Quarters occurring prior to the Cash Pay Date and (y) six (6).

      2. METHOD OF PAYMENT. The Company will pay interest on the Series B Notes to the Persons who are registered Holders of Series B Notes at the close of business on March 15, June 15, September 15 or December 15 next preceding the Interest Payment Date, even if such Series B Notes are cancelled after such record date and on or before such Interest Payment Date. The Series B Notes will be payable both as to principal and interest by Federal funds wire transfer of U.S. Legal Tender to each Holder's account in any bank in the United

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

States as may be designated and specified in writing by such Holder at least two Business Days prior thereto.

      3. NOTE PURCHASE AGREEMENT. The Company issued the Series B Notes under the Note Purchase Agreement dated as of January 25, 2002 (as amended, modified and supplemented from time to time, the "Agreement") by and among the Company, the Collateral Agent and the Purchaser. The Series B Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders of Series B Notes are referred to the Agreement for a statement of such terms. The Series B Notes are general obligations of the Company. The Series B Notes are limited to $19,500,000 in aggregate principal amount except to the extent interest is added to the principal of the Series B Notes in accordance with the provisions hereof.

      4. OPTIONAL REDEMPTION. The Company may redeem all or any of the Series B Notes, in whole or in part, at any time on or after January 25, 2002, at the applicable Redemption Price plus accrued and unpaid interest to the redemption date.

      5. MANDATORY REDEMPTION.

      The Company shall redeem all outstanding Series B Notes on January 24,
2009.

      On March 31, 2007, the Company shall redeem for cash all PIK Interest at the applicable Redemption Price plus accrued and unpaid interest thereon to the redemption date together with such additional amounts of each Note, at the applicable Redemption Price, as is sufficient to prevent such Note from being treated as an "applicable high yield discount obligation" as defined under
Section 163 of the Internal Revenue Code of 1986, as amended, and such amount shall be unconditionally due and payable.

      Upon the occurrence of a Newcup Change of Control or an Equity Realization Event, the Company shall redeem all outstanding Series B Notes upon the terms set forth in the Agreement.

      6. NOTICE OF REDEMPTION. Notice of redemption pursuant to Section 4 or
Section 5 hereof shall be mailed at least 10 days but not more than 20 days before a redemption date by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address. If, on or prior to the redemption date, the Company deposits in a segregated account or otherwise sets aside funds sufficient to pay the redemption price of the Series B Notes called for redemption, then, on and after the redemption date, interest ceases to accrue on Series B Notes or portions thereof called for redemption, unless the Company defaults in paying the redemption price.

      7. DENOMINATIONS, TRANSFER, EXCHANGE. The Series B Notes are without coupons. The transfer of Series B Notes may be registered and Series B Notes may be exchanged as provided in the Agreement. The Company may require a Holder, among other things, to furnish appropriate opinions, endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Agreement. The Company need not exchange or register the transfer of any Series B Note or portion of a

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

Series B Note selected for redemption, except for the unredeemed portion of any Series B Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Series B Notes for a period of 15 days before a selection of Series B Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      8. PERSONS DEEMED OWNERS. The registered Holder of a Series B Note may be treated as its owner for all purposes.

      9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Agreement and the Series B Notes may be amended or supplemented and any existing Default or Event of Default under, or compliance with any provision of, the Agreement may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Series B Notes.

      The right of any Holder to participate in any consent required or sought pursuant to any provision of the Agreement (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Series B Notes with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of this Agreement.

      10. DEFAULTS AND REMEDIES. The Events of Default with respect to the Series B Notes and the remedies of each Holder of a Series B Note are set forth in Section 4 of the Agreement. Holders of the Notes may not enforce the Agreement or the Notes except as provided in the Agreement.

      11. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Series B Notes or the Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Series B Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Series B Notes.

      The Company will furnish to any Holder upon written request and without charge a copy of the Agreement. Requests may be made to:

NEWCUP, LLC
c/o TCW/Crescent Mezzanine, L.L.C.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, CA  90025
Attention:  Rufus Rivers
Telecopy No.:  (310) 235-5967


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

                                    GUARANTY

      For value received, the undersigned hereby unconditionally guarantees to the Holder of the Note upon which this Guaranty is endorsed, subject to the terms of the Guaranty Agreement pursuant to which this Guaranty was issued, (a) the due and punctual payment of the principal of, premium (if any) and interest on such Note when and as the same shall become due and payable for any reason according to the terms of such Note, the Agreement and/or the Guaranty Agreement, and (b) that all other payment obligations of the Company under the Agreement or the Notes will be promptly paid in full in accordance with the terms of the Agreement, the Guaranty Agreement and the Notes.


                                    SF HOLDINGS GROUP, INC.


                                    By: /s/ Dennis Mehiel
                                        ---------------------------
                                    Name:  Dennis Mehiel
                                    Title: Chairman


Dated: January 26, 2002
      -------------------



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


                                 ASSIGNMENT FORM


      To assign this Series B Note, fill in the form below:

      (I) or (we) assign and transfer this Series B Note to

 ------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)
 ------------------------------------------------------------------------------
                  (Insert assignee's Soc. Sec. or tax I.D. no.)


and irrevocably appoint_____________________________________________

to transfer this Series B Note on the books of the Company.




Date:_________________________________


                                    Your Signature:____________________________
                                    (Sign exactly as your name appears on the face of this Series B Note)



Signature Guarantee


By:______________________________________
    (Bank or trust company having an
    office or correspondent in the United
    States or a broker or dealer which is a
    member of a registered securities exchange
    or the National Association
    of Securities Dealers, Inc.)



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